EXHIBIT  21

                           SUBSIDIARIES 0F REGISTRANT

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  Homestake  Mining  Company,  a Delaware  Corporation  and its  Subsidiaries
  Interest of Homestake  Mining  Company is 100% unless  otherwise  noted
  ( )Denotes state, province or country of incorporation
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Homestake Mining Company (Delaware)
    HMGLD Corp. (Delaware)
    Homestake Mining Company of California (California)
        Denay Creek Gold Mining Company (California)
        Homestake Canada Inc. (Ontario)
            588982 Ontario Inc. (Ontario)
            E & B  Explorations Inc. (Delaware)
            Galveston Resources (Nevada), Inc. (Nevada)
            Prime Resources Group Inc. (British Columbia) - 50.6%
              PRG Project Development Corp. (British Columbia) - 50.6%
            Teck-Corona Operating Company (Ontario) - 50%
            Williams Operating Company (Ontario) - 50%
         Homestake de Argentina, S.A. (Buenos Aires)
         Homestake do Brazil, S.A. (Brazil)
         Homestake Forest Products Company (California)
         Homestake Gold of Australia Limited (South Australia)
            Homestake Australia Limited (South Australia)
            Homestake Superannuation Fund Pty Ltd. (Queensland)
            Kalgoorlie Consolidated Gold Mines Pty Ltd.(Western Australia)- 50%
              KCGM Engineering Services Pty Ltd (Western Australia) - 50% Homestake Guyane S.A.R.L. (French Guiana)
            Mont-Or S.A.R.L. (French Guiana) - 55%
         Homestake International Minerals Limited (California)
         Homestake Lead Company of Missouri (California)
         Homestake Nevada Corporation (California)
         Homestake - Santa Fe Mine Inc. (Nevada)
         Homestake Sulphur Company (Delaware)
         Homestake Venezuela, S.A. (Venezuela)
            Minera Rio Carichapo, S.A. (Venezuela)
         La Jara Mesa Mining Company (New Mexico)
         Minera Homestake Chile, S.A. (Chile)
            Agua de la Falda, S.A. (Chile) - 51%
         Minera La Esperanza, S.A. (Venezuela)
         Minera Rio Guarampin, S.A. (Venezuela)
         Minera Rio Marwani, S.A. (Venezuela)
         Whitewood Development Corporation (California)